UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 15, 2006

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400 Seattle,

Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Cell Therapeutics, Inc. (the “Corporation”) entered into a third amendment (the “Amendment”), dated as of December 15, 2006, to the Step-Up Equity Financing Agreement by and between Société Générale and the Corporation (the “Agreement”). The Amendment extends the term under which Société Générale is committed to purchase the Corporation’s common stock pursuant to the terms of the Agreement (the “Shares”) to twenty-four (24) months from the earlier to occur of (a) the filing of a listing prospectus admitting the Shares for trading on the Milan Stock Exchange that has been authorized by Borsa Italiana S.p.A. or (b) January 31, 2007.

The description of the terms of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Corporation knows of no material relationship between the Corporation or its affiliates and Société Générale other than in respect of the Amendment and the related Agreement.

Item 8.01.	Other Events.

The Corporation and Société Générale have determined that the conditions set forth in Section 4.3(b) of the Agreement have been satisfied and the Corporation has paid to Société Générale the advisory fee as required by Section 8.1 of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

10.1	Amendment No. 3 to the Step-Up Equity Financing Agreement, dated as of December 15, 2006, by and between Cell Therapeutics, Inc. and Société Générale

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: December 21, 2006	By:	/s/ James A. Bianco
James A. Bianco President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Amendment No. 3 to the Step-Up Equity Financing Agreement, dated as of December 15, 2006, by and between Cell Therapeutics, Inc. and Société Générale